EXHIBIT 99.1

EasyLink Services International Corporation
Announces Fiscal Third Quarter 2011 Financial Results

2nd Consecutive Quarter of Record Results

NORCROSS, GA, June 8, 2011- (GLOBE NEWSWIRE) - EasyLink Services International Corporation ("EasyLink" or "Company") (NasdaqCM: ESIC) (www.easylink.com), a global provider of cloud-based messaging and e-commerce solutions, reported fiscal third quarter 2011 results representing its second consecutive quarter of record revenue, gross profit and cash flow from nine months of operations.

“We are pleased to report record results on a quarter-over-quarter basis as well as on a year-over-year basis for both top-line and bottom-line growth,” said Tom Stallings, CEO of EasyLink. “Our team built upon the momentum we experienced in the previous quarter, growing new and existing customer revenues to record levels. While it is too early to be certain, we believe the increased customer activity is a favorable indicator of our future performance and assurance of our strategy to deliver a broader portfolio of productivity enhancing solutions over the cloud.”

Financial Review

Revenue for the third quarter of fiscal 2011 was a record $47.8 million, up 132%, compared to $20.6 million in the third quarter of fiscal 2010.  Gross profit for the third quarter of fiscal 2011 was a record $31.4 million, up 108%, compared to $15.1 million in the third quarter of fiscal 2010.

On Demand Messaging revenue for the third quarter of fiscal 2011, which includes fax, production messaging, document capture and management, e-mail services, and notifications services, was approximately $38.5 million compared to approximately $10.4 million in the third quarter of fiscal 2010.  On Demand Messaging represented approximately 80% of total revenue for the third quarter of fiscal 2011 compared to approximately 51% in the third quarter of fiscal 2010.

Supply Chain Messaging revenue for the third quarter of fiscal 2011, which includes electronic data interchange (“EDI”) products and services and other legacy applications, was approximately $9.3 million compared to approximately $10.2 million in the third quarter of fiscal 2010.  Supply Chain Messaging revenue represented approximately 20% of total revenue in the third quarter compared to approximately 49% in the third quarter of fiscal 2010.

Net income for the third quarter of fiscal 2011 was approximately $4.3 million, or $0.14 per basic share and $0.13 per diluted share, compared to approximately $2.0 million, or $0.06 per basic and diluted share, in the third quarter of fiscal 2010.  Non-GAAP net income ex-items was $6.5 million, or $0.22 per adjusted basic share and $0.20 per diluted share, compared to approximately $2.7 million, or $0.09 per adjusted basic and dilutive share, in the third quarter of fiscal 2010. Please see the GAAP to non-GAAP reconciliation at the end of this release for details.

Adjusted EBITDA, which includes non-cash compensation expense and acquisition and integration related charges, was approximately $12.1 million for the third quarter of fiscal 2011, up 106%, compared to approximately $5.9 million in the third quarter of fiscal 2010.

Cash Flow Statement and Balance Sheet

Cash generated from operations for the nine months ending April 30, 2011 was a record $19.3 million, up 45% from the third quarter of fiscal 2010. Our cash and cash equivalents at April 30, 2011 totaled $27.9 million.

Non-GAAP Presentation

This press release contains non-GAAP financial measures that are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. This press release should be read in conjunction with the Company’s Form 8-K earnings release filed with the Securities and Exchange Commission for the third fiscal quarter ended April 30, 2011.

In addition, these non-GAAP measures: (i) are not based on any comprehensive set of accounting rules or principles; and (ii) have limitations in that they do not reflect all of the amounts associated with EasyLink's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate EasyLink’s results of operations in conjunction with the corresponding GAAP measures.

EasyLink believes that the presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, provides useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when assessing the performance of our business.

EasyLink believes that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, our peer companies may calculate similar non-GAAP financial measures differently than EasyLink, limiting their usefulness as comparative measures.

Investor Conference Call

The Company plans to hold a conference call on Thursday, June 9th at 9:00 a.m. EDT to discuss the results for the third quarter of fiscal 2011.

The Company invites all those interested in hearing management’s discussion to join the call by dialing 1-877-857-6163 and international callers should dial 1-719-325-4932, participant pass code 2321931.  If you are unable to participate and would like to hear a replay of the call, an audio reply will be available on EasyLink’s investor relations website at http://ir.easylink.com/events.cfm.

Forward-Looking and Cautionary Statements

This press release contains dollar figures and percentages that are approximations. Except for the historical information and discussion contained herein, statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements.  These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

About EasyLink Services International Corporation

EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, offers a comprehensive portfolio of “any to any” cloud-based messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Notifications and Secure Messaging, we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.

Contact:
EasyLink Services International Corporation
Glen Shipley
678-533-8004
gshipley@easylink.com

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Statements of Income
for the three and nine months ended April 30, 2011 and 2010
(Unaudited)
(in thousands, except per share data)

	Three Months		Nine Months
	2011	2010	2011	2010

Service revenues, net	$47,782	$20,593	$117,942	$61,495
Cost of services	16,388	5,509	40,473	17,272
Gross profit	31,394	15,084	77,469	44,223

Operating expenses:
Product development and enhancement	3,338	1,884	8,833	5,500
Selling and marketing	6,750	3,087	16,483	9,584
General and administrative	12,841	6,765	32,830	20,634
Acquisition and integration related	—	—	2,415	—
Total Operating expenses	22,929	11,736	60,561	35,718

Operating income	8,465	3,348	16,908	8,505

Other income (expense):
Interest expense	(1,651)	(336)	(4,063)	(1,264)
Other non-operating income	163	290	498	527
Total Other income (expense)	(1,488)	(46)	(3,565)	(737)

Income before income taxes	6,977	3,302	13,343	7,768
Provision for income taxes	2,637	1,313	5,098	3,107
Net Income	4,340	1,989	8,246	4,661

Dividends on preferred stock	—	(209)	(2,012)	(642)
Net income attributable to common stockholders	$4,340	$1,780	$6,234	$4,019

Basic income per common share	$0.14	$0.06	$0.21	$0.15

Diluted income per common share	$0.13	$0.06	$0.20	$0.14

Weighted average number of common shares outstanding – basic	30,184	29,110	29,625	27,199

Weighted average number of common shares outstanding –diluted	32,296	29,793	31,353	29,519

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	April 30, 2011	July 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$27,928	$20,475
Accounts receivable, net	32,317	11,480
Other current assets	13,071	8,463
Total current assets	73,316	40,418

Property and equipment, net	8,706	5,521
Goodwill and other intangible assets, net	138,159	50,329
Other long term assets	4,921	8,218
Total assets	$225,102	$104,486

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$24,862	$11,051
Current portion of long term debt	32,066	15,258
Other current liabilities	4,478	1,497
Total current liabilities	61,406	27,806

Long term debt	84,152	9,684
Other liabilities	634	285
Total liabilities	146,192	37,775

Stockholders' Equity:
Preferred stock	(a)	(a)
Common Stock	313	302
Additional paid-in capital	134,204	132,799
Treasury Stock	(2,122)	(2,122)
Accumulated other comprehensive loss	(3,260)	(5,797)
Accumulated deficit	(50,225)	(58,471)
Total stockholders' equity	78,910	66,711
Total liabilities and stockholders' equity	$225,102	$104,486

(a) less than 1,000

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Net income attributable to common stockholders to Non-GAAP
Net income attributable to common stockholders
for the three and nine months ended April 30, 2011 and 2010
(Unaudited)
(in thousands)

	Three Months		Nine Months
	2011	2010	2011	2010
GAAP Net Income attributable to common stockholders	$4,340	$1,780	$6,234	$4,019
Non-GAAP Adjustments:
Amortization	2,837	1,264	6,640	2,537
Stock Compensation	487	219	926	674
Acquisition Expenses	—	—	2,415	—
Non-cash Interest	171	120	849	404
Non-GAAP Tax Effect	(1,321)	(637)	(4,138)	(1,446)
Non Cash Dividends	—	—	1,929	—

Non-GAAP Net Income attributable to common stockholders	$6,514	$2,746	$14,855	$6,188

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Basic income per common share to Non-GAAP Basic income per common share for the three and nine months ended April 30, 2011 and 2010
(Unaudited)

	Three Months		Nine Months
	2011	2010	2011	2010
GAAP Basic income per common share	$0.14	$0.06	$0.21	$0.15
Non-GAAP Adjustments:
Amortization	0.09	0.04	0.22	0.09
Stock Compensation	0.02	0.01	0.03	0.02
Acquisition Expenses	—	—	0.08	—
Non-cash Interest	0.01	—	0.03	0.01
Non-GAAP Tax Effect	(0.04)	(0.02)	(0.14)	(0.04)
Non Cash Dividends	—	—	0.07	—

Non-GAAP Basic income per common share	$0.22	$0.09	$0.50	$0.23

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Diluted income per common share to Non-GAAP Diluted income per common share for the three and nine months ended April 30, 2011 and 2010
(Unaudited)

	Three Months		Nine Months
	2011	2010	2011	2010
GAAP Diluted income per common share	$0.13	$0.06	$0.20	$0.14
Non-GAAP Adjustments:
Amortization	0.09	0.04	0.21	0.09
Stock Compensation	0.02	0.01	0.03	0.02
Acquisition and integration related	—	—	0.08	—
Non-cash Interest	0.01	—	0.03	0.01
Non-GAAP Tax Effect	(0.05)	(0.02)	(0.14)	(0.05)
Non Cash Dividends	—	—	0.06	—

Non-GAAP Diluted income per common share	$0.20	$0.09	$0.47	$0.21

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Net Income to Adjusted EBITDA
for the three and nine months ended April 30, 2011 and 2010
(Unaudited)
(in thousands)

	Three Months		Nine Months
	2011	2010	2011	2010
Net Income	$4,340	$1,989	$8,246	$4,661
Interest expense	1,651	337	4,063	1,264
Provision for income taxes	2,637	1,313	5,098	3,107
Depreciation and amortization	3,032	2,039	9,955	6,147
Stock compensation	487	219	926	674
Acquisition and integration related	—	—	2,415	—
Adjusted EBITDA	$12,147	$5,896	$30,703	$15,853